Exhibit 99.1

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR items 1 and 2.

FOR	AGAINST ABSTAIN

1. To approve the issuance of shares of LNC Common Stock, no par value, pursuant to the 3. In their discretion, to act or Agreement and Plan of Merger dated as of October 9, 2005, as amended as of January 26, 2006, vote upon other matters by and among LNC, Quartz Corporation, a wholly owned subsidiary of LNC, Lincoln JP Holdings, which may properly come L.P., a wholly owned subsidiary of LNC and Jefferson-Pilot Corporation.

FOR AGAINST ABSTAIN before the meeting or any adjournment thereof.

2. To approve the adjournment of the LNC Special Meeting of Shareholders, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve item 1.

All in accordance with the Notice of Special Meeting of Shareholders and the Joint Proxy MARK HERE IF YOU PLAN TO Choose MLinkSM for fast, easy and secure 24/7 online access Statement/Prospectus for the meeting, receipt of which is hereby acknowledged. ATTEND THE SPECIAL MEETING to your future proxy materials, investment plan statements,

Signature must be that of the Shareholder. If shares are held jointly, each shareholder tax documents and more. Simply log on to Investor ServiceDirect® at named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign partnership www.melloninvestor.com/isd where step-by-step instructions will name by authorized person. Executors, administrators, trustees, guardians, attorneys in prompt you through enrollment. fact, etc. should so indicate when signing.

Signature Signature (if held jointly) Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on March 19, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Internet	Telephone Mail http://www.proxyvoting.com/lnc 1-866-540-5760 (toll free) Mark, sign and date your proxy card and Use the internet to vote your proxy. OR Use any touch-tone telephone to

OR return it in the Have your proxy card in hand when vote your proxy. Have your proxy enclosed postage-paid envelope. you access the web site. card in hand when you call.

If you vote your proxy by Internet or by telephone, you are acknowledging receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus and you do NOT need to mail back your proxy card.

You can view the Joint Proxy Statement/Prospectus on the internet at www.LFG.com/jointproxy.

Please fold and detach card at perforation before mailing.

Please use the attached ticket to attend the Lincoln National Corporation Special Meeting.

Lincoln National Corporation 2006 Special Meeting Ticket

Ticket for the Special Meeting on Monday, March 20, 2006, at 10:00 a.m., to be held at the Delaware Investments Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

(See reverse side for additional information.)

LINCOLN NATIONAL CORPORATION

Special Meeting of Shareholders to be held March 20, 2006

PROXY

This Proxy/Voting Instruction is Being Solicited by the Board of Directors

The undersigned shareholder of LINCOLN NATIONAL CORPORATION (“LNC”), an Indiana corporation, appoints JON A. BOSCIA, FREDERICK J. CRAWFORD and DENNIS L. SCHOFF or any one or more of them, the true and lawful attorney-in-fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the SPECIAL MEETING of the SHAREHOLDERS of the Corporation, to be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, PA, 10:00 a.m. local time, or at any adjournment thereof, all the shares of stock in LNC (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given. This proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the trustees of the Employees’ and Agents’ Savings and Profit Sharing Plans.

A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

This proxy/voting instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1 AND 2. If no voting instruction is given to the trustees, the trustees will vote your shares in proportion to the shares held by your plan for which voting instructions have been received.

AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued, and to be Signed, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please fold and detach card at perforation before mailing.

Please use the attached ticket to attend the Lincoln National Corporation Special Meeting.

Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cellular telephones and pagers must be turned off prior to entering the meeting. Cameras, tape recorders, and other electronic recording devices will not be allowed in the meeting, other than for LNC purposes. No items will be allowed into the meeting that might pose a safety or security risk. We regret any inconvenience this may cause.